Exhibit 23.13

CONSENT TO BE IDENTIFIED AS A

PROPOSED DIRECTOR

I, George M. Seitz, hereby consent to being identified as a proposed director of United Community Bancorp (the “Company”) in the Company’s prospectus to be included in the Company’s Registration Statement on Form S-1.

By:	/s/ GEORGE M. SEITZ

Dated: December 13, 2005